Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

LA ROSA HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	1,460,826	(3)	$0.76	$1,110,227.8	0.00015310	$169.98

		Total Offering Amounts					$1,110,227.8		$169.98

		Total Fees Previously Paid							$0

		Total Fee Offsets							$169.98

		Net Fee Due							$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $0.80 and low $0.72 sale prices of our common stock on November 4, 2024, as reported on The Nasdaq Capital Market.

(3)	Includes the number of shares of common stock issuable upon exercise of the pre-funded warrants issued in the Offering.

Table 2-Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
							Rule 457(p)
Fee Offset Claims	La Rosa Holdings Corp.	S-1	333-280124 (1)	June 11, 2024		$748.01	Equity	Common Stock issuable upon exercise of Warrants to purchase Common Stock	N/A	$561,576.65	(2)	$169.98

(1)	The registrant withdrew the registration statement on Form S-1 (No. 333-280124) by filing a Form RW on June 14, 2024. The withdrawn registration statement on Form S-1 (No. 333-280124) was not declared effective and no securities were sold thereunder.

(2)	Represents an unsold aggregate offering amount of $4,600,000 under the registration statement on Form S-1 (No. 333-280124) less the aggregate offering amount of $681,953.75 under the registration statement on Form S-1 (No. 333-281231), and less the aggregate offering amount of $3,356,469.6 under the registration statement on Form S-1 (No. 333-281666) where the fee offset was also claimed.